CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights and "Counsel and Independent Auditors" and to the use of our report dated March 4, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A 33-38741) of Dreyfus Massachusetts Municipal Money Market Fund.




                                          ERNST & YOUNG LLP

New York, New York
March 30, 1999